EXHIBIT 99.3

NORTH AMERICAN ENERGY RESOURCES, INC. AND
NORTH AMERICAN EXPLORATION, INC.

Pro Forma Financial Statements

As of April 30, 2008, for the year ended April 30, 2008

The accompanying unaudited pro forma combined financial information shows the financial statements of North American Energy Resources, Inc. (“NAER”) and the financial statements of North American Exploration, Inc. (“NAE”), which was acquired pursuant to a Stock Exchange Agreement dated as of July 28, 2008. The pro forma adjustments to the balance sheet give effect to the acquisition as if it occurred on April 30, 2008, and includes the balance sheet of NAER as of November 30, 2007. The pro forma statement of operations gives effect to the acquisition as if it occurred at the beginning of the year ended April 30, 2008 for NAE and the beginning of the year ended November 30, 2007 for NAER. The acquisition has been accounted for using the purchase method of accounting and has been treated as the acquisition of NAE by NAER with NAE as the purchaser (reverse acquisition).

NORTH AMERICAN ENERGY RESOURCES, INC. AND
NORTH AMERICAN EXPLORATION, INC.
Unaudited pro forma balance sheet
April 30, 2008

	NAER	NAE	Combined		Adjustments	Pro forma

ASSETS
Current assets:
Cash and cash equivalents	$1,390	$185,023	$186,413			$186,413
Accounts receivable, net	2,924	56,745	59,669			59,669
Total current assets	4,314	241,768	246,082		-	246,082
Property and equipment, net	3,500	523,008	526,508			526,508
Note receivable		76,000	76,000			76,000
Investment in NA Exploration			-	a	120,000	-
			-	c	(120,000)
	$7,814	$840,776	$848,590		$-	$848,590

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,040	$23,865	$35,905			$35,905
Accrued expenses	-	1,374	1,374			1,374
Notes payable	-	35,250	35,250			35,250
Advances from joint interest participants		189,471	189,471			189,471
Due related parties	-	501,000	501,000	a	-	501,000
Total liabilities	12,040	750,960	763,000		-	763,000

Commitments and contingencies

Stockholders' equity (deficit):
Common stock	10,900	100	11,000	a	21,000	31,900
				c	(100)

Additional paid-in capital	78,100	119,900	198,000	a	99,000	83,874
				b	(93,226)
				c	(119,900)

Deficit accumulated during expl. Stage	(93,226)	(30,184)	(123,410)	b	93,226	(30,184)
Total stockholders' equity	(4,226)	89,816	85,590		-	85,590
	$7,814	$840,776	$848,590		$-	$848,590

See accompanying notes to pro forma financial statements

NORTH AMERICAN ENERGY RESOURCES, INC. AND
NORTH AMERICAN EXPLORATION, INC.
Pro Forma Statement of Operations
Year ended April 30, 2008
(Unaudited)

	NAER	NAE	Combined	Adjustments	Pro Forma

Sales and revenues	$-	$6,374	$6,374	$-	$6,374

Costs and expenses
Oil and natural gas production taxes	-	459	459		459
Oil and natural gas production expenses	-	23,610	23,610		23,610
Depreciation and amortization	-	1,069	1,069		1,069
General and administrative expense,
net of operator's overhead fees	72,773	4,722	77,495		77,495
	72,773	29,860	102,633	-	102,633
Loss from operations	(72,773)	(23,486)	(96,259)	-	(96,259)
Other income (expense):
Other income	-	54	54		54
Interest expense	-	(1,373)	(1,373)		(1,373)
	-	(1,373)	(1,373)	-	(1,373)
Loss before income taxes	(72,773)	(24,859)	(97,632)	-	(97,632)
Income taxes	-	-	-	-	-
Net loss	$(72,773)	$(24,859)	$(97,632)	$-	$(97,632)

Loss per common share, basic
and diluted	$(1.58)	$(0.00)			$(0.00)

Weighted average common shares
outstanding	46,000	35,000,000			35,046,000

See accompanying notes to pro forma financial statements

NORTH AMERICAN ENERGY RESOURCES, INC. AND
NORTH AMERICAN EXPLORATION, INC.
Adjustments to unaudited pro forma balance sheet
April 30, 2008

	Debit	Credit

ADJUSTMENTS

a
Investment in NAE	120,000
Common stock		21,000
Additional paid in capital		99,000

Record issuance of 21,000,000 shares of NAER common stock in exchange for all of the issued and outstanding common stock of NAE

b
Additional paid-in capital	93,226
Accumulated deficit		93,226

Eliminate NAER accumulated deficit against additional paid-in capital (reverse acquisition)

CONSOLIDATING ELIMINATION ENTRY

c
Common stock	100
Additional paid in capital	119,900
Investment in NAE		120,000

Eliminate investment in NAE